EXHIBIT 3.2



                                 AMENDED BYLAWS

                                       OF

                            SUNBELT EXPLORATION, INC.

                     (FORMERLY SOUTHWEST ENERGY CORPORATION)




                                    ARTICLE I

                       PRINCIPAL OFFICE AND CORPORATE SEAL

      SECTION 1. The principal office and place of business of the Corporation in the State of Texas shall be at 601 Fort Worth Club Building, Fort Worth, Texas 76102. Other offices and places of business may be established from time to time by resolution of the board of directors or as the business of the Corporation may require.


      SECTION 2. The seal of the Corporation shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the board of directors, which shall have power to alter the same at pleasure. The Corporation may use the seal by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.



                                   ARTICLE II

                           SHARES AND TRANSFER THEREOF

      SECTION 1. The shares of this Corporation shall be represented by certificates signed by the president or a vice president and the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the president or vice president and the secretary or an assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed a

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certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.


      SECTION 2. No new certificates evidencing shares shall be issued unless and until the old certificate or certificates, in lieu of which the new certificate is issued, shall be surrendered for cancellation, except as provided in SECTION 3 of this Article II.


      SECTION 3. In case of loss or destruction of any certificate of shares, another certificate may be issued in its place upon satisfactory proof of such loss or destruction and, at the discretion of the Corporation, upon giving to the Corporation a satisfactory bond of indemnity issued by a corporate surety in an amount and for a period satisfactory to the board of directors.


      SECTION 4. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the board of directors does not order the stock transfer books closed, or fix in advance a record date, as above provided, then the record date for the determination of shareholders entitled to notice of, or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or for the determination of shareholders for any proper purpose shall be thirty days prior to the date on which the particular action requiring such determination of shareholders is to be taken.




                                   ARTICLE III

                        SHAREHOLDERS AND MEETINGS THEREOF

      SECTION 1. Only shareholders of record on the books of the Corporation shall be entitled to be treated by the Corporation as holders in fact of the shares standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.


      SECTION 2. Meetings of shareholders shall be held at the principal office of the Corporation in Colorado.

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      SECTION 3. In the absence of a resolution of the board of directors providing otherwise, the annual meeting of the shareholders of the Corporation for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held on the second Tuesday of June in each year, if the same be not a legal holiday, and if a legal holiday, then on the next succeeding business day, at 9:00 o'clock a.m.


      SECTION 4. Special meetings of shareholders may be called by the president (or in his absence by a vice president).


      SECTION 5. Written or printed notice stating the place, day and hour of the shareholders meeting, and in case of a special meeting of shareholders, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, the board of directors, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized shares are to be increased, at least thirty days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Failure to deliver such notice or obtain a waiver thereof shall not cause the meeting to be lost, but it shall be adjourned by the shareholders present for a period not to exceed sixty days until any deficiency in notice or waiver shall be supplied.


      SECTION 6. The officer or agent having charge of the stock transfer books for shares of this Corporation shall make, at least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the Corporation, whether within or outside of Nevada, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.


      SECTION 7. A quorum at any meeting of shareholders shall consist of a majority of the shares of the Corporation entitled to vote thereat, represented in person or by proxy. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law, the articles of incorporation or these bylaws.


      SECTION 8. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

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                                   ARTICLE IV

                         DIRECTORS, POWERS AND MEETINGS

      SECTION 1. The business and affairs of the Corporation shall be managed by a board of not less than three nor more than nine directors who need not be shareholders of the Corporation or residents of the State of Nevada and who shall be elected at the annual meeting of shareholders or some adjournment thereof. Directors shall hold office until the next succeeding annual meeting of shareholders or until their successors shall have been elected and shall qualify.


      SECTION 2. The annual meeting of the board of directors shall be held at the same place as, and immediately after, the annual meeting of shareholders, and no notice shall be required in connection therewith. The annual meeting of the board of directors shall be for the purpose of electing officers and the transaction of such other business as may come before the meeting.


      SECTION 3. Special meetings of the board of directors may be called at any time by the president (or in his absence by a vice president), or by any director, and may be held within or outside the State of Nevada at such time and place as the notice or waiver thereof may specify. Notice of such meetings shall be mailed or telegraphed to the last known address of each director at least five days, or shall be given to a director in person or by telephone at least forty-eight hours, prior to the date or time fixed for the meeting. Special meetings of the board of directors may be held at any time that all directors are present in person, and presence of any director at a meeting shall constitute a waiver of notice of such meeting except as otherwise provided by law. Unless specifically required by law, the articles of incorporation or these bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.


      SECTION 4. A quorum at all meetings of the board of directors shall consist of a majority of the number of directors then holding office, but a smaller number may adjourn from time to time without further notice, until a quorum be secured. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by the articles of incorporation or these bylaws.


      SECTION 5. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and shall hold such office until his successor is duly elected and shall qualify. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting, or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting

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from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and shall qualify.


      SECTION 6. Directors may receive such fees as may be established by appropriate resolution of the board of directors for attendance at meetings of the board, and in addition thereto, shall receive reasonable traveling expense, if any is required, for attendance at such meetings.


      SECTION 7. The board of directors may by resolution designate two or more directors to constitute an executive committee which shall have and may exercise such authority in the management of the corporation as shall be provided in such resolution.


      SECTION 8. The shareholders may, at a meeting called for the express purpose of removing directors, by a majority vote of the shares entitled to vote in an election of directors, remove the entire board of directors or any lesser number, with or without cause.




                                    ARTICLE V

                                    OFFICERS

      SECTION 1. The elective officers of the Corporation shall consist of at least a president, a secretary and a treasurer each of whom shall be at least eighteen years or older and whom shall be elected by the board of directors at its first meeting after the annual meeting of shareholders. Unless removed in accordance with the procedures established by law and these bylaws, the said officers shall serve until the next succeeding annual meeting of the board of directors and until their respective successors are elected and shall qualify. Any two offices, but not more than two, may be held by the same person at the same time, except that one person may not simultaneously hold the offices of president and secretary.


      SECTION 2. The board may elect or appoint such other officers and agents as it may deem advisable, who shall hold office during the pleasure of the board, and shall be paid such compensation as may be directed by the board.


      SECTION 3. The officers of the Corporation shall exercise and perform the respective powers, duties and functions as are stated below, and as may be assigned to them by the board of directors.

             (a) The president shall be the chief executive officer of the
                 Corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the shareholders and of the board of directors. The president or a vice president, unless some other person is specifically authorized by the board of directors, shall sign all stock certificates, bonds, deeds, mortgages,

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                 leases and contracts of the Corporation. The president shall perform all the duties commonly incident to his office and such other duties as the board of directors shall designate.

             (b) In the absence or disability of the president, the vice president or vice presidents, if any, in order of their rank as fixed by the board of directors, and if not ranked, the vice presidents in the order designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions on the president. Each vice president shall have such other powers and perform such other duties as may from time to time be assigned to him by the president.

             (c) The secretary shall keep accurate minutes of all meetings of the shareholders and the board of directors. He shall keep, or cause to be kept a record of the shareholders of the Corporation and shall be responsible for the giving of notice of meetings of the shareholder of the board of directors. The secretary shall be custodian of the records and of the seal of the Corporation and shall attest the affixing of the seal of the Corporation when so authorized. The secretary shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the president.

             (d) An assistant secretary may, at the request of the secretary, or in the absence or disability of the secretary, perform all the duties of the secretary. He shall perform such other duties as may from time to time be assigned to him by the president or by the secretary.

             (e) The treasurer, subject to the order of the board of directors, shall have the care and custody of the money, funds, valuable papers and documents of the Corporation. He shall keep accurate books of accounts of the Corporation's transactions, which shall be the property of the Corporation, and shall render financial reports and statements of condition of the Corporation when so requested by the board of directors or president. The treasurer shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the president. In the absence or disability of the president and vice president or vice presidents, the treasurer shall perform the duties of the president.

             (f) An assistant treasurer may, at the request of the treasurer, or in the absence or disability of the treasurer, perform all the duties of the treasurer. He shall perform such other duties as may from time to time be assigned to him by the president or by the treasurer.


            SECTION 4. All officers of the Corporation may receive salaries or other compensation if so ordered and fixed by the board of directors. The board shall have authority to fix salaries in advance for stated periods or render the same retroactive as the board may deem advisable.

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            SECTION 5. In the event of absence or inability of any officer to act, the board of directors may delegate the powers or duties of such officer to any other officer, director or person whom it may select.


            SECTION 6. Any officer or agent may be removed by the board of directors or by the executive committee, if any, whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not, of itself, create contract rights.




                                   ARTICLE VI

                                     FINANCE

            SECTION 1. The board of directors, in its uncontrolled discretion, may set aside from time to time, out of the net profits or earned surplus of the Corporation, such sum or sums as it deems expedient as a reserve fund to meet contingencies, for equalizing dividends, for maintaining any property of the Corporation, and for any other purpose.


            SECTION 2. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies, as the board of directors shall designate, and may be drawn out only on checks signed in the name of the Corporation by such person or persons as the board of directors by appropriate resolution may direct. Notes and commercial paper, when authorized by the board, shall be signed in the name of the Corporation by such officer or officers or agent or agents as shall thereunto be authorized from time to time.


            SECTION 3. The fiscal year of the Corporation shall be determined by resolution of the board of directors.




                                   ARTICLE VII

                                WAIVER OF NOTICE

            With any notices required by law or under these bylaws to be given to any shareholder or director of the Corporation, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein shall be the equivalent to the giving of such notice.

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                                  ARTICLE VIII

                            ACTION WITHOUT A MEETING

            Any action required to be taken at a meeting of the directors, executive committee members or shareholders of this Corporation, or any action which may be taken at a meeting of directors, executive committee members, or shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken is signed by all directors or executive committee members, or the minimum number of shareholders as is required by the laws of the State of Nevada, depending on the subject matter thereof. Notice of such action shall be provided according to statute.




                                   ARTICLE IX

                INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

            SECTION 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


            SECTION 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent

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      of the corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.


            SECTION 3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in SECTIONs 1 and 2 of this Article IX, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him therewith.


            SECTION 4. Any indemnification under SECTIONs 1 and 2 of this
      Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in SECTION 1 and 2 of this Article IX. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the affirmative vote of the holders of the majority of the shares of stock entitled to vote and represented at a meeting called for such purpose.


            SECTION 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceedings authorized by the board of directors as provided in SECTION 4 in this Article IX upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article IX.


            SECTION 6. The board of directors may exercise the Corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability hereunder or otherwise.

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            SECTION 7. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights or limitations to which those seeking indemnification may be entitled or limited under the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors, the Nevada Corporation Code, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.




                                    ARTICLE X

                                   AMENDMENTS

            These bylaws may be altered, amended or repealed at the annual meeting of the board of directors or at any special meeting of the board called for that purpose.




                                   ARTICLE XI

                                     GENDER

            Whenever in these Bylaws the masculine gender is used, it shall be deemed to include the female gender.


            The above bylaws approved and adopted by the Board of Directors on April 24, 1979.





                                          __________//s//___________





      As secretary of Sunbelt Exploration, Inc. (the "Company"), I do hereby certify that the document attached hereto is a true and complete copy of the Company's Bylaws as amended on April 24, 1979.


                                    By: //s// H Grady Payne, III

                                              H. Grady Payne III

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